UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed, on March 14, 2018 (the “Petition Date”), iHeartMedia, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

New Debtor-in-Possession Credit Facility

On June 14, 2018 (the “DIP Closing Date”), iHeartCommunications, Inc. (“iHeartCommunications”), an indirect subsidiary of the Company, entered into a Superprioirty Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), as parent borrower, with iHeartMedia Capital I, LLC (“Holdings”), certain Debtor subsidiaries of iHeartCommunications named therein, as subsidiary borrowers (the “Subsidiary Borrowers”) , Citibank, N.A., as a lender and administrative agent, the swing line lenders and letter of credit issuers named therein and the other lenders from time to time party thereto. The entry into the DIP Credit Agreement was approved by an order of the Court (the “DIP Order”).

Size and Availability

The DIP Credit Agreement provides for a first-out asset-based revolving credit facility in the aggregate principal amount of up to $450 million (the “DIP Facility”), with amounts available from time to time (including in respect of letters of credit) equal to the lesser of (i) the borrowing base, which equals 90.0% of the eligible accounts receivable of iHeartCommunications and the subsidiary guarantors, subject to customary reserves and eligibility criteria, and (ii) the aggregate revolving credit commitments. As of the DIP Closing Date, the aggregate revolving credit commitments were $450.0 million. Subject to certain conditions, iHeartCommunications may at any time request one or more increases in the amount of revolving credit commitments, in minimum amounts of $10.0 million and in an aggregate maximum amount of $100.0 million.

The proceeds from the DIP Facility were made available on the DIP Closing Date, and were used to fully pay off and terminate iHeartCommunications’ asset-based credit facility and all commitments thereunder governed by the credit agreement, dated as of November 30, 2017, by and among iHeartCommunications, Holdings, the Subsidiary Borrowers, and the lenders and issuing banks from time to time party thereto and TPG Specialty Lending, Inc., as administrative agent and collateral agent.

Interest Rate and Fees

Borrowings under the DIP Credit Agreement bear interest at a rate per annum equal to the applicable rate plus, at iHeartCommunications’ option, either (1) a base rate determined by reference to the highest of (a) the rate announced from time to time by the Administrative Agent at its principal office, (b) the Federal Funds rate plus 0.50%, and (c) the Eurocurrency rate for an interest period of one month plus 1.00% or (2) a Eurocurrency rate that is the greater of (a) 1.00%, and (b) the quotient of (i) the ICE LIBOR rate, or if such rate is not available, the rate determined by the Administrative Agent, and (ii) one minus the maximum rate at which reserves are required to be maintained for Eurocurrency liabilities. The applicable rate for borrowings under the DIP Credit Agreement is 2.25% with respect to Eurocurrency rate loans and 1.25% with respect to base rate loans.

In addition to paying interest on outstanding principal under the DIP Credit Agreement, iHeartCommunications is required to pay a commitment fee of 0.50% per annum to the lenders under the DIP Credit Agreement in respect of the unutilized revolving commitments thereunder. iHeartCommunications must also pay a letter of credit fee equal to 2.25% per annum.

Maturity

Borrowings under the DIP Credit Agreement will mature, and lending commitments thereunder will terminate, upon the earliest to occur of: (a) June 14, 2019 (the “Scheduled Termination Date”) (provided that to the extent the Consummation Date (as defined below) has not occurred solely as a result of failure to obtain necessary regulatory approvals, the Scheduled Termination Date shall be September 16, 2019) and (b) the date of the substantial consummation (as defined in the Bankruptcy Code) of a confirmed plan of reorganization pursuant to an order of the Bankruptcy Court (the “Consummation Date”); provided, that if the DIP Facility is converted into an exit facility as described under “—Conversion to Exit Facility” below, then the borrowings will mature on the maturity date set forth in the credit agreement governing such exit facility.

Prepayments

If at any time (a) the revolving credit exposures exceeds the revolving credit commitments (this clause (a), the “Excess”) or (b) the lesser of the borrowing base and the aggregate revolving credit commitments minus $37.5 million minus the aggregate revolving credit exposures (the clause (b), the “Excess Availability”), is for any reason less than $0, iHeartCommunications will be required to repay all revolving loans outstanding, and cash collateralize letters of credit in an aggregate amount equal to such Excess or until Excess Availability is not less then $0, as applicable.

iHeartCommunications may voluntarily repay, without premium or penalty, outstanding amounts under the revolving credit facility at any time.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, iHeartCommunications’ Debtor subsidiaries. All obligations under the DIP Credit Agreement, and the guarantees of those obligations, are secured by a perfected first priority senior priming lien on all of iHeartCommunications’ and all of the subsidiary guarantors’ accounts receivable and related proceeds thereof, subject to certain exceptions.

Certain Covenants and Events of Default

The DIP Credit Agreement includes negative covenants that, subject to significant exceptions, limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates; or

•	change lines of business.

The DIP Credit Agreement includes certain customary representations and warranties, affirmative covenants and events of default, including but not limited to, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain bankruptcy-related events, certain events under ERISA, material judgments and a change of control. If an event of default occurs, the lenders under the DIP Credit Agreement will be entitled to take various actions, including the acceleration of all amounts due under the DIP Credit Agreement and all actions permitted to be taken under the loan documents or applicable law, subject to the terms of the DIP Order.

Conversion to Exit Facility

Upon the satisfaction or waiver of the conditions set forth in the DIP Credit Agreement and the entry by the Bankruptcy Court of an order confirming an acceptable plan of reorganization, the DIP Facility will convert into an exit facility on the terms set forth in an exhibit to the DIP Credit Agreement.

The foregoing is only a summary of the material terms of the DIP Credit Agreement and does not purport to be complete, and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 14, 2018, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, the subsidiary borrowers party thereto, Citibank, N.A., as a lender and administrative agent, the swing line lenders and letter of credit issuers named therein and the other lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: June 20, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary